Exhibit 10.3
KENNAMETAL INC.
PERFORMANCE BONUS STOCK PLAN OF 1995
(As Amended and Restated on December 30, 2008)
ARTICLE I
General Provisions
     Section 1.1. Establishment and Purpose. The Kennametal Inc. (the “Corporation”) Performance Bonus Stock Plan of 1995 (the “Plan”) has been established to permit a participant in a Performance Bonus Plan (as defined herein) or a recipient of any other bonus award designated by the Committee (as defined herein) to: (a) elect to receive shares of the Corporation’s capital stock, par value $1.25 per share (the “Capital Stock”), in lieu of cash bonus compensation; and/or (b) elect to have Stock Credits (as hereinafter defined), in lieu of cash bonus compensation, credited to an account (“Stock Credit Account”) established for such participant by the Corporation. The purposes of the Plan are to provide an incentive to the Corporation’s executives to increase their ownership interest in the Corporation and to promote this goal by establishing stock as an alternative method by which managers and/or senior executives may elect to be compensated. The Plan is amended and restated as set forth herein to comply with Section 409A (as hereinafter defined).
     Section 1.2. Definitions. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meaning set forth below:
     “Board” shall mean the Board of Directors of the Corporation.
     “Bonus Compensation” shall mean compensation payable pursuant to a Performance Bonus Plan or any other bonus award as timely designated by the Committee, in its sole discretion, prior the applicable Plan Year (or such earlier date as required to comply with Section 409A).
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     “Committee” shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.
     “Fair Market Value” shall mean, as of any date, the average of the highest and lowest sales prices for the Capital Stock as reported in the New York Stock Exchange – Composite Transactions reporting system for the date in question or, if no sales were effected on such date, on the next preceding date on which sales were effected.
     “Performance Bonus Plan” shall mean the Kennametal Inc. Management Performance Bonus Plan, as amended, or other any performance-based bonus compensation plan for management and/or senior executives of the Corporation or its subsidiaries which the Committee as timely designated by the Committee, in its sole discretion, prior to the applicable Plan Year (or such earlier date as required to comply with Section 409A).
     “Participant” shall mean any eligible employee of the Corporation or any of its subsidiaries who elects to participate in the Plan.
     “Plan Year” shall mean the Corporation’s fiscal year.
     “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
     “Separation from Service” shall mean the Participant’s death, retirement or other termination of service with the Company and all of its controlled group members within the meaning of Section 409A. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2. Whether the Participant has a Separation from Service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.
     “Stock Credit” shall mean a credit that is equivalent to one share of Capital Stock, the payment of which is deferred until a later date in accordance with the terms of the Plan.
     “Stock Credit Account” shall mean a bookkeeping account(s) established on behalf of a Participant pursuant to which Stock Credits shall be tracked by the Corporation.
     Section 1.3. Administration. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Corporation or any subsidiary the authority to perform administrative functions under the Plan.
     Section 1.4. Eligibility. An individual who receives Bonus Compensation and who is designated by the Committee shall be eligible to participate in the Plan.
     Section 1.5. Capital Stock Subject to the Plan. The maximum number of shares of Capital Stock that may be issued pursuant to the Plan is 1,500,000. Capital Stock to be issued under the Plan may be either authorized and unissued shares of Capital Stock or shares of Capital Stock held in treasury by the Corporation.

ARTICLE II
Elections and Distributions
     Section 2.1. Elections to Receive Capital Stock from Compensation. To the extent authorized by the Committee, in its sole discretion, a Participant may elect in writing, on a form prescribed by the Committee, to receive Capital Stock under this Plan in lieu of all or a portion of the Bonus Compensation otherwise payable to such Participant in any Plan Year (a “Stock Acquisition Election”); provided, however, that the percentage amount of Bonus Compensation subject to such an election must be in increments of ten percent (10%) and may not be less than ten percent (10%) of the Bonus Compensation earned by the Participant with respect to the Plan Year . If a Participant makes a Stock Acquisition Election, the Participant shall receive, as of the date that the Bonus Compensation otherwise would have been paid the number of shares of Capital Stock that could have been purchased on that date based on the amount of Bonus Compensation subject to the Stock Acquisition Election and the Fair Market Value of the Capital Stock on that date, rounded to the nearest whole share. Certificates for Capital Stock acquired by the Participant pursuant to a Stock Acquisition Election shall be issued as soon as practicable following the award of Bonus Compensation.
     Section 2.2. Elections to Receive Stock Credits from Bonus Compensation. To the extent authorized by the Committee, in its sole discretion, a Participant may elect in writing, on a form prescribed by the Committee, to receive Stock Credits under this Plan with respect to all or a portion of the Bonus Compensation credited to the Participant in any Plan Year (a “Stock Credit Election”); provided, however, that the percentage amount of Bonus Compensation subject to such an election must be in increments of ten percent (10%) and may not be less than 10% of the total Bonus Compensation earned by the Participant with respect to a Plan Year (or such other percentage as designated by the Committee). If a Participant makes a Stock Credit Election, a Stock Credit Account established for the Participant and maintained by the Corporation shall be credited with that number of Stock Credits equal to the number of shares of Capital Stock (including fractions of a share to four decimal places) that could have been purchased with the amount of Bonus Compensation subject to a Stock Credit Election based on the Fair Market Value of the Capital Stock on the date that the Bonus Compensation would otherwise have been paid if it had not been deferred. The Committee may establish one or more Stock Credit Accounts for a Participant as deemed necessary or appropriate for the proper administration of the Plan.
     Section 2.3. Restricted Period. The Committee may, in its sole discretion, establish a period of time (the “Restricted Period”) that all or any portion of the shares of Capital Stock issued pursuant to a Stock Acquisition Election or shares of Capital Stock distributed with respect to Stock Credits pursuant to Section 2.7 hereof may not be sold, assigned, transferred, pledged or otherwise disposed of. Shares of Capital Stock subject to a Restricted Period (“Restricted Stock”) shall be represented by a stock certificate registered in the name of the Participant which, in the discretion of the Committee, could be either held in the custody of the Corporation until the end of the Restricted Period applicable to such shares or bear a restrictive legend. Except for the limitations described above, a Participant shall have all the rights of a stockholder of the Corporation with respect to Restricted Stock, including the right to vote such shares.

     Section 2.4. Terms and Conditions of Election. A Stock Acquisition Election or Stock Credit Election (an “Election”) shall be subject to the following terms and conditions, as applicable:
     (a) An Election for a Plan Year shall be in writing and shall be irrevocable for the applicable Plan Year; and
     (b) An Election shall be effective for any Plan Year only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the Plan Year to which the Election relates (or such other date as permitted by the Committee to the extent consistent with Section 409A). Notwithstanding the provisions of the preceding sentence, if permitted by the Committee, a Stock Credit Election with respect to a Participant’s Bonus Compensation shall be given effect if made on or before the date that is six months before the end of the performance period, provided that the Committee determines that Bonus Compensation satisfies the requirements for “performance-based compensation” within the meaning of Section 409A(a)(4)(B)(iii) of the Code, including Treas. Reg. § 1.409A-1(e), and the election requirements contained in Treas. Reg. § 1.409A-1(e) § 1.409A-2(8).
     (c) A Participant who first becomes eligible to participate in the Plan may file an Election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan. With respect to a Stock Credit Election, any such Initial Election shall only apply to Bonus Compensation earned and payable for services rendered after the date on which the Stock Credit Election is delivered to the Company. Accordingly, if a Stock Credit Election is made in the first-year of eligibility but after the beginning of the Plan Year, then, with respect to Bonus Compensation that is earned based on a specific performance period, the Initial Election shall only apply to the total amount of any such Compensation multiplied by the ratio of (i) the number of days remaining in the performance period after the Stock Credit Election to (ii) the total number of days in the performance period; and
     (d) Except as otherwise specifically provided in an Election form, an Election shall remain in effect only for the Plan Year to which it applies.
     Section 2.5. Adjustment of Stock Credit Accounts.
     (a) Cash Dividends — As of the date that any cash dividend is paid to stockholders of the Corporation, the Participant’s Stock Credit Account shall be credited with additional Stock Credits equal to the number of shares of Capital Stock (including fractions of a share to four decimal places) that could have been purchased on that date with the dividends paid on the number of shares of Capital Stock equal to the number of Stock Credits in such Participant’s Stock Credit Account based on the Fair Market Value of the Capital Stock on that date.
     (b) Stock Dividends — In the event that a stock dividend shall be paid upon the Capital Stock, the number of Stock Credits in each Participant’s Stock Credit Account shall be adjusted by adding thereto additional Stock Credits equal to the number of shares of Capital Stock which would have been distributable on the Capital Stock represented by Stock Credits if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.
     (c) Other Adjustments — In the event that the outstanding shares of Capital Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted, for the shares of Capital Stock represented by Stock Credits, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities. In the event there shall be any change, other than specified in this Section 2.5, in the number or kind of outstanding shares of Capital Stock of the Corporation or of any stock or other securities into which such Capital Stock shall be changed or for which it shall have been exchanged, then, if the Board shall determine, in its discretion, that such change equitably requires an adjustment in the number of Stock Credits or the Capital Stock represented by such Stock Credits, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and on each outstanding Stock Credit Account.
     Section 2.6. Change in Control. In the event of any threatened or actual change in control of the Corporation (as determined by the Committee), issued and outstanding shares of Capital Stock equal to the aggregate number of Stock Credits in each Participant’s Stock Credit Account shall be contributed to a “rabbi trust” (within the meaning of Rev. Proc. 92-64) established by the Corporation. Any such trust shall be established as a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986. Notwithstanding the foregoing provisions of this Section 2.6 or any provision of the Plan to the contrary: (i) no assets shall be set aside in a trust if the provisions of such trust restrict the assets of the trust in a manner that would result in a transfer of property as provided under Section 409A(b)(2) of the Code (relating to the employer’s financial health) or Section 409A(b)(3) of the Code (relating to the funding status of the employer’s defined benefit plans); and (ii) no contribution to any such trust may be made during any “restricted period” within the meaning of Section 409A(b)(3) of the Code.
     Section 2.7. Distribution of Stock Credits.
     (a) In accordance with the procedures established by the Committee, a Participant may elect, in his or her Stock Credit Election, to receive the Capital Stock represented by such Stock Credits in accordance with one of the following methods of payment: (i) in full on a specified date; or (ii) in full upon the Participant’s Separation from Service, payable on the first business day of the seventh month following the date of the Participant’s Separation from Service (the “Distribution Date”). On the Distribution Date, the Corporation shall issue to such participant that number of shares of Capital Stock equal to the whole number of Stock Credits in such Participant’s Stock Credit Account to be distributed and cash equal to the fractional Stock Credits in such account to be distributed multiplied by the Fair Market Value of the Capital Stock as of the

Distribution Date provided, however, that the Committee, in its sole discretion, shall have the right to pay the Participant a cash amount equal to the aggregate value of the whole shares of Capital Stock otherwise distributable with respect to the Stock Credits, in lieu of distributing such shares.
     (b) Subject to such restrictions as may be established by the Committee, in its discretion, a Participant may modify a prior distribution election by submitting a subsequent written distribution election (on a form approved and prescribed by the Committee); provided, however, a prior distribution election may only be changed if the following requirements are satisfied: (i) the change will not take effect until twelve (12) months after the election is made; (ii) the change must be made at least twelve (12) months prior to the previously scheduled payment date; and (iii) the payment with respect to which the change is made must be deferred for at least five (5) years from the date the payment would otherwise have been made; provided, further, the Committee may, in its discretion, authorize a Participant to change a distribution election under any applicable transition rule authorized under Section 409A to the extent consistent therewith.
     Section 2.8. Distributions on Death. Upon the death of a Participant, any and all restrictions on transferability of Restricted Stock held by or on behalf of such Participant shall lapse and such shares shall become immediately transferable. In the event of the death of a Participant, the Stock Credit Account to which he or she was entitled shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associates or trusts, as the Participant may have designated. All such designations shall be made in writing, signed by the Participant and delivered to the Corporation. A Participant may from time to time revoke or change any such designation by written notice to the Corporation. If there is no unrevoked designation on file with the Corporation at the time of the Participant’s death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the estate of the Participant. Such distributions shall be made on the 30th day following the date of the Participant’s death (or the next business day if such day is not a business day). In this case, the Participant’s Stock Credit Account shall be converted to cash by multiplying the number of whole and fractional shares of Capital Stock to which the Participant’s Stock Credit Account is equivalent by the Fair Market Value of the Capital Stock on the date of death.
ARTICLE III
Miscellaneous Provisions
     Section 3.1. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto. Notwithstanding the foregoing or any provision of this Plan to the contrary, that the Board may, in its sole discretion and without the Participant’s consent, modify or amend the terms of the Plan or a Stock Acquisition Election, or take any other action it deems necessary or advisable, to cause the Plan to comply with Section 409A (or an exception thereto). The Board may, in its discretion, submit any proposed amendment to the Plan to the stockholders of the Corporation for approval and shall submit proposed amendments to the Plan to the stockholders of the Corporation for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the

Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor rule), stock exchange rules, or other applicable law.
     Section 3.2. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Corporation shall not be required to issue any Capital Stock or Stock Credits hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Corporation or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Corporation shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.
     Section 3.3. Compliance with Section 16. With respect to persons subject to Section 16(a) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Plan or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.
     Section 3.4. Non-Alienation of Benefits. No right or interest of a Participant in a Stock Credit Account under the Plan may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Plan; and no interest or benefit of any Participant under the Plan shall be subject to the claims of creditors of the Participant.
     Section 3.5. Taxes. To the extent required by applicable law or regulation, each Participant must arrange with the Corporation for the payment of any federal, state or local income or other tax applicable to the receipt of Capital Stock or Stock Credits under the Plan before the Corporation shall be required to deliver to the Participant a certificate for Capital Stock or distribute cash with respect to a Stock Credit Account.
     At the discretion of the Committee, share tax withholding may be permitted. Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Capital Stock pursuant to the Plan by either (i) withholding shares of Capital Stock otherwise issuable to the Participant; or (ii) accepting delivery of previously owned shares of Capital Stock. Notwithstanding the foregoing, in the case of a Participant subject to Section 16(a) of the Exchange Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (or any successor role) that must be satisfied in order to exempt the withholding transaction(s) from Section 16(b) of the Exchange Act.
     Section 3.6. Funding. No obligation of the Corporation under the Plan shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured creditor of the Corporation.

Notwithstanding any provision of this Plan to the contrary, if the Company maintains a separate trust fund or otherwise set asides assets to assure its ability to pay any benefits due under this Plan, neither the Participant nor the Participant’s beneficiary shall have any legal or equitable ownership interest in, or lien on, such trust fund, investment or any other asset of the Company.
     Section 3.7. Section 409A.
     (a) The provisions of this Plan and all elections made hereunder shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). It is intended that distribution events authorized under this Plan qualify as a permissible distribution events for purposes of Section 409A, and the Plan shall be interpreted and construed accordingly in order to comply with Section 409A. The Company reserves the right to accelerate, delay or modify distributions to the extent permitted under Section 409A, or to the extent amounts deferred under the Plan are exempt from Section 409A.
     (b) For purposes of Section 409A and the Plan: (i) the right to installment payments shall be treated as the right to a single payment for purposes of distribution and/or deferral elections; and (ii) a payment shall be treated as made on the scheduled payment date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled payment date. Except as specified in Section 2.6, a Participant shall have no right to designate the date of any payment under the Plan. Notwithstanding any provision herein to the contrary, if a Participant is a “specified employee” for purposes of Section 409A (as determined in accordance with the procedures established by the Company), any payment to the Participant due upon Separation from Service will be delayed for a period of six months after the date of the Participant’s Separation from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid on the first business day of the seventh month following the date of Separation from Service.
     (c) Notwithstanding any provision of the Plan to the contrary contained herein and with respect to deferred compensation benefits that were earned and vested under this Plan prior to January 1, 2005 (as determined under Section 409A , “Grandfathered Benefits”), such Grandfathered Benefits shall be governed and administered solely by the terms of the Plan as in effect on December 31, 2004 as if such plan were a separate plan (“Grandfathered Plan”, a copy of which attached hereto as Appendix I). No amendments or other modifications shall be made to the Grandfathered Plan except as specifically provided therein and as set forth in a separate writing thereto, and no amendment or modification to the Plan shall be construed as an amendment or modification to the Grandfathered Plan.
     (d) Notwithstanding any provision of this Plan to the contrary, to the extent the timing of any benefit payment due under this Plan was modified pursuant to the transition guidance provided by the Internal Revenue Service concerning the time and form of payment, any such modification shall only apply to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be paid in 2008. To the extent any such payment cannot be made in 2008 under the transition guidance, such payment will be made in January 2009.
     Section 3.8. Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions.
     Section 3.9. Effective Date of the Plan. This amendment and restatement of the Plan is effective as of the date set forth on the signature page hereto.
[Signature on Following Page]

     This amendment and restatement of the Plan has been duly executed by the undersigned and is effective this 30th day of December, 2008.

Kennametal Inc.
By:	/s/ David W. Greenfield
Title: Vice President, Secretary and General Counsel